UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

CANADIAN TACTICAL TRAINING ACADEMY INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-31444	98-0361119
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

7000 Chemin Cote de Liesse, Suite 8 Montreal, Quebec Canada H4T 1E7

(Address of principal executive offices)

(514) 373-8411

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Certain Directors

On April 15, 2014, the Company accepted the resignation of Arthur Sapp as a director from its Board of Directors.

On April 18, 2014, the Company accepted the resignation of Steven Joe as a director from its Board of Directors.

The remaining directors of the company are: Jocelyn Moisan, Angelo Marino, and John Farinaccio.

ITEM 8.01

Incorporation and Merger with Subsidiary

On March 31, 2014, the Company executed a name change merger with Earth Life Sciences Inc. a wholly owned subsidiary incorporated in the State of Nevada.  This merger was approved by the Company’s Board of Directors as authorized by Nevada corporate law.  The company will be changing its name and conducting business as Earth Life Sciences Inc. in order to reflect a change of its business direction to focus on the emerging medical markets.  The Company will make further announcement as to this change of business as required by its ongoing reporting obligations and as its various negotiations are finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANADIAN TACTICAL TRAINING ACADEMY INC

Date: April 24, 2014	/s/ JOCELYN MOISAN
JOCELYN MOISAN

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